UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2013

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Acquisitions Press Release

On September 5, 2013, American Realty Capital Trust V, Inc. (the “Company”) issued a press release indicating that it has assembled a $2.2 billion portfolio of assets as of August 31, 2013, which includes $123.2 million of acquired properties, $2.0 billion of acquisitions under executed purchase and sale agreements and $101.8 million of acquisitions subject to executed letters of intent.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Email Relating to Extension of Offering Close

On September 5, 2013, Realty Capital Securities, LLC, the exclusive dealer manager for the Company’s initial public offering of common stock (the “Offering”), sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it notified such recipients that, based on requests received from such selling group members and their respective clearing firms and to allow for an order quarter-end cutoff, the Company will now accept subscriptions to purchase common stock in the Offering received in good order which are dated and signed on or before Monday, September 30, 2013. Subscriptions still must be received in good order by DST Systems, Inc. by October 31, 2013.

The text of such email is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 5, 2013
99.2	Email to Company’s selling group members and their affiliates dated September 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: September 5, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors